UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

AMPLITUDE HEALTHCARE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39138	84-2984849
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Avenue of the Americas, Fl 40 New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 823-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	AMHCU	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.0001 per share	AMHC	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	AMHCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2020, Mr. Vishal Kapoor was appointed by the board of directors (the “Board”) of Amplitude Healthcare Acquisition Corporation (the “Company”) as the Company’s President, effective immediately.

Prior to his employment with the Company, Mr. Kapoor worked at Iveric Bio (formerly known as Ophthotech) from April 2015 to December 2019. As the Chief Business Officer of Iveric Bio, he was responsible for acquiring an industry-leading portfolio of gene therapy and therapeutic assets in ophthalmology. From October 2014 to April 2015, Mr. Kapoor was responsible for business development and portfolio strategy in his role as Director of Corporate Development at NPS Pharma, which was acquired by Shire in 2015. From 2005 to 2014, Mr. Kapoor spent 9 years at Genentech in a variety of positions, including leading strategy for ophthalmology and CNS pipeline assets, Lucentis marketing, commercial assessments for business development and medical affairs. Mr. Kapoor holds an MBA in Finance and Management from Columbia Business School and a BA in Biology from Columbia University.

In connection with his appointment, the Company entered into an employment agreement (the “Agreement”) with Mr. Kapoor on January 6, 2020 (the “Effective Date”), the terms of which became effective immediately. Pursuant to the Agreement, Mr. Kapoor will receive a monthly base salary of $8,333.00. Contingent on his continuous employment with the Company, Mr. Kapoor will also be eligible to receive a one-time bonus if the business combination of the Company is successfully closed.

The term of the Agreement will continue indefinitely until terminated in accordance with the terms and conditions of this Agreement. The Agreement can be terminated by the Company with or without cause or upon Mr. Kapoor’s death or disability. Cause, as defined in the Agreement, includes, but is not limited to, (i) Mr. Kapoor’s conviction of, or plea of nolo contendere, to a felony, (ii) his continued substance abuse or insobriety, (iii) his failure to substantially perform essential job functions; (iv) his failure to adhere to directives of the Board, (v) his material misconduct or gross negligence, (vi) a material violation of any company policy, or (v) any material breach of the Agreement. Additionally, Mr. Kapoor may terminate the Agreement with or without good reason. Good reason, as defined in the Agreement, includes a material diminution of the executive’s duties or responsibilities, a material deduction in the executive’s compensation or benefits, relocation of the executive’s principal office by more than 60 miles, any requirement that the executive report to anyone other than the Board or Chief Executive Officer of the Company and any material breach of the Agreement by the executive. Upon his’s voluntary termination without good reason, termination by the Company for cause or his death or disability, Mr. Kapoor will only be entitled to any earned but unpaid compensation as well as other amounts or benefits owed under the terms of any employee benefit plan of the Company (the “Accrued Benefits”). If the employment is terminated by Mr. Kapoor for good reason or by the Company without cause, subject to certain conditions, he will be entitled to the one-time bonus described above in addition to his Accrued Benefits.

The Agreement includes a non-solicitation provision that will apply for a period of one year following the termination of Mr. Kapoor’s employment with the Company. In addition, Mr. Kapoor has agreed not to become an employee, officer, director, or consultant of any other blank check company with a class of securities registered under the Securities Exchange Act of 1934, as amended, unless the Company has failed to complete a business combination within 24 months after the closing of its initial public offering (the “IPO”). He further agrees for a period of six (6) months following the termination of his employment with the Company not to become an employee, officer, director, or consultant of any business seeking to acquire or merge with a business that was subject to a binding “letter of intent” or similar written agreement with the Company at the time of termination. The Agreement also contains customary confidentiality provisions.

In addition to the Agreement, Mr. Kapoor also entered into a letter agreement (the “Letter Agreement”) with the Company, pursuant to which he has agreed to (i) waive his redemption rights with respect to any founder shares and any public shares held by him in connection with the completion of the Company’s initial business combination, (ii) waive his redemption rights with respect to his founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) to waive his rights to liquidating distributions from the trust account with respect to any founder shares held by him if the Company fails to complete its initial business combination within 24 months from the closing of the IPO, although he will be entitled to liquidating distributions from the trust account with respect to any public shares he holds if the Company fails to complete its initial business combination within the prescribed time frame.

In connection with his employment, the Company’s sponsor (the “Sponsor”) agreed to grant Mr. Kapoor a membership interest in the Sponsor.

The foregoing descriptions of the Agreement and the Letter Agreement are only a summary and are qualified in their entirety by reference to the Agreement and the Letter Agreement, a copy of which are filed herewith as Exhibits 10.1 and 10.2, respectively.

No family relationship exists between Mr. Kapoor and any of the Company's directors or other executive officers. Unless disclosed herein, there are no arrangements between Mr. Kapoor and any other person pursuant to which he was appointed as an officer of the Company. Other than the transactions described herein, there are no transactions to which the Company is or was a participant and in which Mr. Kapoor has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

Forfeiture of Founder Shares

As previously reported, on November 22, 2019, the Company consummated its IPO of an aggregate of 10,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $100,000,000. The Company also granted the underwriters in the IPO a 45-day option to purchase up to an additional 1,500,000 units to cover over-allotment. The Sponsor, as the Company’s initial stockholder, owned an aggregate of 2,875,000 shares of Class B common stock of the Company, par value $0.0001 per share (“Class B Common Stock”) at the consummation of the IPO, up to 375,000 shares of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

On January 3, 2019, upon the expiration of the 45-day period and the underwriters not exercising the over-allotment option, 375,000 shares of Class B Common Stock were forfeited by the Sponsor in order to its maintain ownership of 20.0% of the issued and outstanding shares of common stock of the Company. Such forfeited shares were cancelled by the Company.

Separate Trading of Units, Class A Common Stock and Warrants

On January 7, 2020, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Units may elect to separately trade shares of the Class A Common Stock and the Warrants comprising the Units commencing on January 10, 2020. Those Units not separated will continue to trade on The Nasdaq Capital Market under the symbol “AMHCU,” and the Class A Common Stock and Warrants that are separated will trade on The Nasdaq Capital Market under the symbols “AMHC” and “AMHCW,” respectively. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Holders of Units will need to instruct their brokers to contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, to separate their Units into shares of Class A Common Stock and Warrants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated January 6, 2020, by and between the Company and Vishal Kapoor.

10.2	Letter Agreement, dated January 6, 2020, by and between the Company and Vishal Kapoor.

99.1	Press Release, dated January 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amplitude Healthcare Acquisition Corporation

Date: January 8, 2020	By:	/s/ Bala Venkataraman
Bala Venkataraman
Chief Executive Officer

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